EXHIBIT 7(b)

         CONSENT OF INDEPENDENT AUDITORS - ERNST AND YOUNG LLP (ATLANTA)






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Exhibit 7(b) - Consent of Ernst and Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 25, 2003, with respect to the consolidated financial statements of ING Life Insurance and Annuity Company as of December 31, 2002 and 2001 and for each of the two years in the period ended December 31, 2002, included in Post-Effective Amendment No. 16 to the Registration Statement under the Securities Act of 1933 (Form S-6 No. 33-76018) and the related Prospectus of ING Life Insurance and Annuity Company Variable Life Account B.




                                                           /s/ Ernst & Young LLP


Atlanta, Georgia
April 25, 2003